Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We have issued our report dated March 25, 2005, accompanying the financial statements included in the Annual Report of Gulfport Energy Corporation on Form 10-KSB/A for the year ended December 31, 2004. We consent to the incorporation by reference of said report in the Registration Statement of Gulfport Energy Corporation on Form S-8 (File No. 333-55738, effective February 16, 2001) and Form S-3/A (File No. 333-124209).

/s/ GRANT THORNTON LLP

Oklahoma City, Oklahoma
August 30, 2005